                                   EXHIBIT 11

              Statement Regarding Computation of Per Share Earnings

              Three and Six Months Ended December 31, 1999 and 1998

                (Dollars in thousands, except per share amounts)


                                                       Three months ended           Six months ended
                                                           December 31,                December 31,
                                                    -------------------------   -------------------------
                                                        1999          1998         1999           1998
                                                    -----------   -----------   -----------   -----------

Net income ......................................   $     3,323   $     2,818   $     6,405   $     5,669
                                                    ===========   ===========   ===========   ===========

Number of shares outstanding:
  Weighted average shares issued ................    11,900,000    11,900,000    11,899,686    11,900,000
  Less:  Weighted average shares held in treasury     3,145,498     2,786,240     3,105,858     2,697,326
  Less:  Average shares held by the ESOP ........       952,000       952,000       952,000       952,000
  Plus:  ESOP shares released or committed to be
           released during the fiscal year ......       439,596       346,338       427,520       335,100
                                                    -----------   -----------   -----------   -----------
         Average basic shares ...................     8,242,098     8,508,098     8,269,348     8,585,774
  Plus:  Average common stock equivalents .......       577,168       607,104       556,213       635,774
                                                    -----------   -----------   -----------   -----------
         Average diluted shares .................     8,819,266     9,115,202     8,825,561     9,221,548
                                                    ===========   ===========   ===========   ===========

Earnings per common share:
         Basic ..................................   $      0.40   $      0.33   $      0.77   $      0.66
                                                    ===========   ===========   ===========   ===========
         Diluted ................................   $      0.38   $      0.31   $      0.73   $      0.62
                                                    ===========   ===========   ===========   ===========